The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Reports Fourth-Quarter and Full-Year 2023 Results

Cincinnati, February 6, 2024 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Fourth-quarter 2023 net income of $1.183 billion, or $7.50 per share, compared with net income of $1.013 billion, or $6.41 per share, in the fourth quarter of 2022, after recognizing an $824 million fourth-quarter 2023 after-tax increase in the fair value of equity securities still held.
•Full-year 2023 net income of $1.843 billion, or $11.66 per share, compared with a net loss of $487 million, or $3.06 per share, in 2022.
•$157 million or 78% increase in fourth-quarter 2023 non-GAAP operating income* to $359 million, or $2.28 per share, compared with $202 million, or $1.28 per share, in the fourth quarter of last year.
•$280 million or 42% increase in full-year 2023 non-GAAP operating income to $952 million, or $6.03 per share, up from $672 million, or $4.24 per share, with after-tax property casualty underwriting profit up $206 million.
•$170 million increase in fourth-quarter 2023 net income reflected the after-tax net effect of a $126 million increase in after-tax property casualty underwriting profit, a $25 million increase in net investment income and a $13 million increase in net investment gains.
•$77.06 book value per share at December 31, 2023, up $9.85 since year-end 2022.
•19.5% value creation ratio for full-year 2023, compared with negative 14.6% for 2022.

Financial Highlights

(Dollars in millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Revenue Data
Earned premiums	$2,064	$1,875	10	$7,958	$7,225	10
Investment income, net of expenses	239	208	15	894	781	14
Total revenues	3,356	3,115	8	10,013	6,563	53
Income Statement Data
Net income (loss)	$1,183	$1,013	17	$1,843	$(487)	nm
Investment gains and losses, after-tax	824	811	2	891	(1,159)	nm
Non-GAAP operating income*	$359	$202	78	$952	$672	42
Per Share Data (diluted)
Net income (loss)	$7.50	$6.41	17	$11.66	$(3.06)	nm
Investment gains and losses, after-tax	5.22	5.13	2	5.63	(7.30)	nm
Non-GAAP operating income*	$2.28	$1.28	78	$6.03	$4.24	42

Book value				$77.06	$67.21	15
Cash dividend declared	$0.75	$0.69	9	$3.00	$2.76	9
Diluted weighted average shares outstanding	157.8	158.2	0	158.1	158.8	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 4Q23 Release 1

Insurance Operations Highlights
•87.5% fourth-quarter 2023 property casualty combined ratio, improved from 94.9% for the fourth quarter of 2022. Full-year 2023 property casualty combined ratio at 94.9%, with net written premiums up 10%.
•13% growth in fourth-quarter 2023 net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$310 million fourth-quarter 2023 property casualty new business written premiums. Agencies appointed since the beginning of 2022 contributed $28 million or 9% of total fourth-quarter new business written premiums.
•$10 million of fourth-quarter 2023 life insurance subsidiary net income and 4% growth in fourth-quarter 2023 term life insurance earned premiums. Full-year 2023 non-GAAP operating income rose 22%.
Investment and Balance Sheet Highlights
•15% or $31 million increase in fourth-quarter 2023 pretax investment income, including a 19% increase in bond interest income and a 7% increase in stock portfolio dividends.
•13% full-year increase in fair value of total investments at December 31, 2023, including a 12% increase for the stock portfolio and a 14% increase for the bond portfolio.
•$4.858 billion parent company cash and marketable securities at year-end 2023, up 16% from a year ago.

Achieving Planned Results
Steven J. Johnston, chairman and chief executive officer, commented: “Non-GAAP operating income finished the year strong, increasing 42% to $952 million, compared with full-year 2022. Net income continued its pattern of wide swings as the effects of a robust equity market in the fourth quarter pushed it to nearly $2 billion at the end of the year, compared with a net loss in 2022.

“Turning to our insurance business, property casualty underwriting achieved excellent fourth-quarter results. Underwriting profit for the quarter increased 171%, boosting full-year underwriting gains to $401 million. Our full-year 2023 combined ratio improved 3.2 points to 94.9%, benefiting from sound underwriting judgment and lower catastrophe losses. Our 2023 core combined ratio on a current accident year before catastrophe loss basis was 1.8 points better than full-year 2022.

“While favorable reserve development for the fourth quarter was lower than usual, 2023 marks 35 consecutive years of property casualty net favorable reserve development on prior accident years.”

Focusing on Profitable Growth
“We believe our property casualty net written premium growth was healthy and it accelerated as the year progressed. Thanks to the hard work by our associates and the steady contributions of our independent agency partners, we increased net written premiums by 10% for the year to more than $8 billion. For our life insurance business, earned premiums rose 4%.

“We continue to refine pricing precision on accounts we underwrite. Our ability to price on a policy-by-policy basis will support our efforts to maintain appropriate pricing as we navigate a challenging market environment in 2024. Appropriate pricing, combined with our hallmarks of strong agency relationships and overwhelming claims service, will help our agents attract and retain high-quality business.

“Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM continue to perform as planned and were very profitable in 2023, with a 77% combined ratio in total. Their unique risk profile helps diversify earnings and both are good examples of how we take advantage of market opportunities as they arise.”

Financial Strength for the Future
“At December 31, 2023, our book value per share climbed 15% from a year ago, to $77.06, bolstered by record pretax net investment income of $894 million for the year.

“Consolidated cash and total investments reached more than $26 billion. Our ample capital allows us to execute on our long-term strategies and, at the same time continue to pay dividends to shareholders. Our value creation ratio for 2023, which considers the dividends we pay as well as growth in book value, was 19.5%, ahead of our 10% to 13% average annual target for this measure.”
                                             CINF 4Q23 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$1,984	$1,800	10	$7,645	$6,924	10
Fee revenues	3	2	50	11	10	10
Total revenues	1,987	1,802	10	7,656	6,934	10

Loss and loss expenses	1,118	1,172	(5)	4,958	4,716	5
Underwriting expenses	617	537	15	2,297	2,078	11
Underwriting profit	$252	$93	171	$401	$140	186

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	56.4%	65.1%	(8.7)	64.9%	68.1%	(3.2)
Underwriting expenses	31.1	29.8	1.3	30.0	30.0	0.0
Combined ratio	87.5%	94.9%	(7.4)	94.9%	98.1%	(3.2)

			% Change			% Change
Agency renewal written premiums	$1,534	$1,396	10	$6,261	$5,665	11
Agency new business written premiums	310	238	30	1,177	1,032	14
Other written premiums	76	60	27	608	610	0
Net written premiums	$1,920	$1,694	13	$8,046	$7,307	10

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.6%	58.0%	(3.4)	58.4%	60.2%	(1.8)
Current accident year catastrophe losses	1.9	8.0	(6.1)	9.3	10.2	(0.9)
Prior accident years before catastrophe losses	0.5	(0.7)	1.2	(2.2)	(1.3)	(0.9)
Prior accident years catastrophe losses	(0.6)	(0.2)	(0.4)	(0.6)	(1.0)	0.4
Loss and loss expense ratio	56.4%	65.1%	(8.7)	64.9%	68.1%	(3.2)

Current accident year combined ratio before
catastrophe losses	85.7%	87.8%	(2.1)	88.4%	90.2%	(1.8)

•13% and 10% growth in fourth-quarter and full-year 2023 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to growth for both 2023 periods from Cincinnati Re and Cincinnati Global in total was less than 1 percentage point.
•30% and 14% increase in fourth-quarter and full-year 2023 new business premiums written by agencies, compared with a year ago. The full-year increase included a $65 million increase in standard market property casualty production from agencies appointed since the beginning of 2022.
•300 new agency appointments in full-year 2023, including 84 that market only our personal lines products.
•7.4 percentage-point fourth-quarter 2023 combined ratio improvement, compared with 2022, including a decrease of 6.5 points for losses from catastrophes.
•3.2 percentage-point full-year 2023 combined ratio improvement, including a decrease of 0.5 points for losses from catastrophes.
•0.1 and 2.8 percentage-point fourth-quarter and full-year 2023 benefit from favorable prior accident year reserve development of $2 million and $215 million, compared with 0.9 points or $16 million for fourth-quarter 2022 and 2.3 points or $159 million of favorable development for full-year 2022.
•1.8 percentage-point improvement, to 58.4%, for the full-year 2023 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 1.9 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 3.7 points for the case incurred portion.
•30.0 percentage-point full-year 2023 underwriting expense ratio, matching 2022.
                                             CINF 4Q23 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$1,080	$1,040	4	$4,264	$4,024	6
Fee revenues	1	1	0	4	4	0
Total revenues	1,081	1,041	4	4,268	4,028	6

Loss and loss expenses	651	715	(9)	2,787	2,761	1
Underwriting expenses	345	313	10	1,313	1,229	7
Underwriting profit	$85	$13	554	$168	$38	342

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	60.3%	68.8%	(8.5)	65.4%	68.6%	(3.2)
Underwriting expenses	31.9	30.1	1.8	30.8	30.6	0.2
Combined ratio	92.2%	98.9%	(6.7)	96.2%	99.2%	(3.0)

			% Change			% Change
Agency renewal written premiums	$936	$908	3	$3,876	$3,672	6
Agency new business written premiums	153	130	18	584	600	(3)
Other written premiums	(29)	(31)	6	(124)	(113)	(10)
Net written premiums	$1,060	$1,007	5	$4,336	$4,159	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.8%	61.0%	(2.2)	60.8%	62.9%	(2.1)
Current accident year catastrophe losses	1.3	10.2	(8.9)	7.4	7.6	(0.2)
Prior accident years before catastrophe losses	1.0	(1.8)	2.8	(2.6)	(1.3)	(1.3)
Prior accident years catastrophe losses	(0.8)	(0.6)	(0.2)	(0.2)	(0.6)	0.4
Loss and loss expense ratio	60.3%	68.8%	(8.5)	65.4%	68.6%	(3.2)

Current accident year combined ratio before
catastrophe losses	90.7%	91.1%	(0.4)	91.6%	93.5%	(1.9)

•5% and 4% growth in fourth-quarter and full-year 2023 commercial lines net written premiums, primarily due to higher agency renewal written premiums. Fourth-quarter and full-year 2023 commercial lines average renewal pricing increased near the low end of the high-single-digit percent range, with the fourth-quarter increase similar to third-quarter 2023.
•18% or $23 million increase in fourth-quarter 2023 new business written premiums, as we continue to carefully underwrite each policy in a highly competitive market.
•3% or $16 million decrease in full-year 2023 new business written by agencies, including an increase of $34 million from agencies appointed since the beginning of 2022.
•6.7 percentage-point fourth-quarter 2023 combined ratio improvement, compared with 2022, including a decrease of 9.1 points for losses from catastrophes.
•3.0 percentage-point full-year 2023 combined ratio improvement, despite an increase of 0.2 points for losses from catastrophes.
•2.8 percentage-point full-year 2023 benefit from favorable prior accident year reserve development of $123 million, compared with 1.9 points or $76 million of favorable development for full-year 2022. Full-year 2023 included $15 million of unfavorable development for our commercial casualty line of business.
•0.2 percentage-point fourth-quarter 2023 unfavorable prior accident year reserve development of $2 million, compared with 2.4 points or $25 million of favorable development for fourth-quarter 2022. Fourth-quarter 2023 included unfavorable development for commercial casualty, which had loss and loss expenses emerging at a level higher than expected for older accident years, partially offset by favorable development for our workers’ compensation, commercial property and commercial auto lines of business.
•2.1 percentage-point improvement, to 60.8%, for the full-year 2023 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.2 points in the ratio for current accident year losses of $2 million or more per claim.

                                             CINF 4Q23 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$560	$443	26	$2,044	$1,689	21
Fee revenues	1	1	0	4	4	0
Total revenues	561	444	26	2,048	1,693	21

Loss and loss expenses	304	288	6	1,442	1,166	24
Underwriting expenses	169	136	24	610	509	20
Underwriting profit (loss)	$88	$20	340	$(4)	$18	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	54.3%	65.0%	(10.7)	70.5%	69.1%	1.4
Underwriting expenses	30.4	30.7	(0.3)	29.9	30.1	(0.2)
Combined ratio	84.7%	95.7%	(11.0)	100.4%	99.2%	1.2

			% Change			% Change
Agency renewal written premiums	$486	$393	24	$1,957	$1,601	22
Agency new business written premiums	109	75	45	416	296	41
Other written premiums	(16)	(23)	30	(71)	(66)	(8)
Net written premiums	$579	$445	30	$2,302	$1,831	26

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	51.5%	56.6%	(5.1)	56.4%	58.7%	(2.3)
Current accident year catastrophe losses	4.6	9.4	(4.8)	17.3	14.0	3.3
Prior accident years before catastrophe losses	(1.4)	(0.3)	(1.1)	(1.0)	(1.0)	0.0
Prior accident years catastrophe losses	(0.4)	(0.7)	0.3	(2.2)	(2.6)	0.4
Loss and loss expense ratio	54.3%	65.0%	(10.7)	70.5%	69.1%	1.4

Current accident year combined ratio before
catastrophe losses	81.9%	87.3%	(5.4)	86.3%	88.8%	(2.5)

•30% and 26% growth in fourth-quarter and full-year 2023 personal lines net written premiums, including higher renewal written premiums that benefited from fourth-quarter 2023 rate increases in the high-single-digit percent range. Cincinnati Private ClientSM full-year 2023 net written premiums from our agencies’ high net worth clients grew 37%, to $1.257 billion.
•45% and 41% increase in fourth-quarter and full-year 2023 new business premiums written by agencies, including higher amounts for middle-market and private client personal lines with both benefiting from higher rates and expanded use of enhanced pricing precision tools. The total for Cincinnati Private Client increases in new business written premiums was $10 million for the fourth quarter and $42 million for full-year 2023.
•11.0 percentage-point fourth-quarter 2023 combined ratio improvement, compared with 2022, including a decrease of 4.5 points for losses from catastrophes.
•1.2 percentage-point full-year 2023 combined ratio increase, including an increase of 3.7 points for losses from catastrophes.
•1.8 and 3.2 percentage-point fourth-quarter and full-year 2023 benefit from favorable prior accident year reserve development of $10 million and $64 million, compared with 1.0 point or $5 million for fourth-quarter 2022 and 3.6 points or $61 million of favorable development for full-year 2022.
•2.3 percentage-point improvement, to 56.4%, for the full-year 2023 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.8 points in the ratio for current accident year losses of $2 million or more per claim.

                                             CINF 4Q23 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$148	$124	19	$542	$485	12
Fee revenues	1	—	nm	3	2	50
Total revenues	149	124	20	545	487	12

Loss and loss expenses	93	89	4	350	315	11
Underwriting expenses	40	31	29	141	124	14
Underwriting profit	$16	$4	300	$54	$48	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.6%	71.6%	(9.0)	64.5%	64.8%	(0.3)
Underwriting expenses	27.2	24.7	2.5	26.1	25.6	0.5
Combined ratio	89.8%	96.3%	(6.5)	90.6%	90.4%	0.2

			% Change			% Change
Agency renewal written premiums	$112	$95	18	$428	$392	9
Agency new business written premiums	48	33	45	177	136	30
Other written premiums	(10)	(6)	(67)	(35)	(26)	(35)
Net written premiums	$150	$122	23	$570	$502	14

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.5%	66.4%	(5.9)	65.9%	65.7%	0.2
Current accident year catastrophe losses	0.5	1.6	(1.1)	0.7	1.0	(0.3)
Prior accident years before catastrophe losses	1.4	3.8	(2.4)	(2.0)	(1.7)	(0.3)
Prior accident years catastrophe losses	0.2	(0.2)	0.4	(0.1)	(0.2)	0.1
Loss and loss expense ratio	62.6%	71.6%	(9.0)	64.5%	64.8%	(0.3)

Current accident year combined ratio before
catastrophe losses	87.7%	91.1%	(3.4)	92.0%	91.3%	0.7

•23% and 14% growth in fourth-quarter and full-year 2023 excess and surplus lines net written premiums, including fourth-quarter 2023 renewal price increases averaging in the high-single-digit percent range.
•45% and 30% increase in fourth-quarter and full-year 2023 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•6.5 percentage-point improvement in the fourth-quarter 2023 combined ratio, primarily due to a decrease of 5.9 points from current accident year loss and loss expenses before catastrophes.
•0.2 percentage-point full-year 2023 combined ratio increase, with improved overall loss experience offset by an increase of 0.5 points in the underwriting expense ratio.
•1.6 percentage-point fourth-quarter 2023 unfavorable prior accident year reserve development of $3 million, compared with 3.6 points or $4 million of unfavorable development for fourth-quarter 2022.
•2.1 percentage-point full-year 2023 favorable prior accident year reserve development of $11 million, compared with 1.9 points or $9 million of favorable development for full-year 2022.
•0.2 percentage-point increase, to 65.9%, for the full-year 2023 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 5.7 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 5.5 points for the case incurred portion.

                                             CINF 4Q23 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Term life insurance	$57	$55	4	$227	$220	3
Whole life insurance	13	12	8	50	46	9
Universal life and other	10	8	25	36	35	3
Earned premiums	80	75	7	313	301	4
Investment income, net of expenses	47	44	7	184	171	8
Investment gains and losses, net	(8)	(1)	nm	(9)	(2)	350
Fee revenues	2	—	nm	10	4	150
Total revenues	121	118	3	498	474	5
Contract holders’ benefits incurred	86	75	15	316	303	4
Underwriting expenses incurred	23	21	10	87	84	4
Total benefits and expenses	109	96	14	403	387	4
Net income before income tax	12	22	(45)	95	87	9
Income tax	2	8	(75)	20	22	(9)
Net income of the life insurance subsidiary	$10	$14	(29)	$75	$65	15

•$12 million or 4% increase in full-year 2023 earned premiums, including a 3% increase for term life insurance, our largest life insurance product line.
•$10 million or 15% increase in full-year 2023 life insurance subsidiary net income, reflecting higher investment income and other improvements in operating results.
•$104 million or 10% full-year 2023 increase to $1.124 billion in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, primarily from net income and an increase in unrealized investment gains on fixed-maturity securities, partially offset by the impact of a decrease in market value discount rates on life policy and investment contract reserves.

                                             CINF 4Q23 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Investment income, net of expenses	$239	$208	15	$894	$781	14
Investment interest credited to contract holders	(30)	(27)	(11)	(121)	(109)	(11)
Investment gains and losses, net	1,043	1,027	2	1,127	(1,467)	nm
Investment profit (loss)	$1,252	$1,208	4	$1,900	$(795)	nm

Investment income:
Interest	$159	$134	19	$600	$510	18
Dividends	77	72	7	282	275	3
Other	7	5	40	25	11	127
Less investment expenses	4	3	33	13	15	(13)
Investment income, pretax	239	208	15	894	781	14
Less income taxes	39	33	18	145	123	18
Total investment income, after-tax	$200	$175	14	$749	$658	14

Investment returns:
Average invested assets plus cash and cash equivalents	$26,174	$23,843		$25,685	$24,775
Average yield pretax	3.65%	3.49%		3.48%	3.15%
Average yield after-tax	3.06	2.94		2.92	2.66
Effective tax rate	16.3%	15.8%		16.2%	15.8%
Fixed-maturity returns:
Average amortized cost	$14,206	$12,896		$13,670	$12,605
Average yield pretax	4.48%	4.16%		4.39%	4.05%
Average yield after-tax	3.68	3.44		3.62	3.35
Effective tax rate	17.7%	17.2%		17.5%	17.1%

•$31 million or 15% rise in fourth-quarter 2023 pretax investment income, including 19% growth in interest income and 7% growth in equity portfolio dividends.
•$1.680 billion fourth-quarter and $1.404 billion full-year 2023 increase in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Investment gains and losses on equity securities sold, net	$7	$4	$(17)	$16
Unrealized gains and losses on equity securities still held, net	1,043	1,020	1,168	(1,526)
Investment gains and losses on fixed-maturity securities, net	(16)	(6)	(22)	(3)
Other	9	9	(2)	46
Subtotal - investment gains and losses reported in net income	1,043	1,027	1,127	(1,467)
Change in unrealized investment gains and losses - fixed maturities	637	231	277	(1,639)
Total	$1,680	$1,258	$1,404	$(3,106)

                                             CINF 4Q23 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At December 31,	At December 31,
	2023	2022
Total investments	$25,357	$22,425
Total assets	32,769	29,732
Short-term debt	25	50
Long-term debt	790	789
Shareholders’ equity	12,098	10,562
Book value per share	77.06	67.21
Debt-to-total-capital ratio	6.3%	7.4%

•$26.264 billion in consolidated cash and invested assets at December 31, 2023, an increase of 11% from $23.689 billion at year-end 2022.
•$13.791 billion bond portfolio at December 31, 2023, with an average rating of A2/A. Fair value increased $948 million during the fourth quarter of 2023, including $391 million in net purchases of fixed-maturity securities.
•$10.989 billion equity portfolio was 43.3% of total investments, including $6.707 billion in appreciated value before taxes at December 31, 2023. Fair value increased $958 million during the fourth quarter of 2023, including $75 million in net sales of equity securities.
•$9.34 fourth-quarter 2023 increase in book value per share, including an addition of $2.29 from net income before investment gains and $8.41 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, partially offset by $0.75 from dividends declared to shareholders and $0.61 for other items.
•Value creation ratio of 19.5% for full-year 2023, including 9.1% from net income before investment gains, which includes underwriting and investment income, 10.5% from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, including 8.6% from our stock portfolio and 1.9% from our bond portfolio, in addition to negative 0.1% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 4Q23 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2022 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Effects of any future pandemic, or the resurgence of the COVID-19 pandemic, that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to such pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as Russia’s invasion of Ukraine, war in the Middle East and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
                                             CINF 4Q23 Release 10

•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
                                             CINF 4Q23 Release 11

•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *
                                             CINF 4Q23 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in millions except per share data)	December 31,	December 31,
	2023	2022
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2023—$14,361; 2022—$12,979)	$13,791	$12,132
Equity securities, at fair value (cost: 2023—$4,282; 2022—$4,294)	10,989	9,841
Other invested assets	577	452
Total investments	25,357	22,425
Cash and cash equivalents	907	1,264
Investment income receivable	192	160
Finance receivable	108	92
Premiums receivable	2,592	2,322
Reinsurance recoverable	651	665
Prepaid reinsurance premiums	55	51
Deferred policy acquisition costs	1,093	1,013
Land, building and equipment, net, for company use (accumulated depreciation: 2023—$337; 2022—$322)	208	202
Other assets	681	646
Separate accounts	925	892
Total assets	$32,769	$29,732
Liabilities
Insurance reserves
Loss and loss expense reserves	$9,050	$8,400
Life policy and investment contract reserves	3,068	3,015
Unearned premiums	4,119	3,689
Other liabilities	1,311	1,229
Deferred income tax	1,324	1,054
Note payable	25	50
Long-term debt and lease obligations	849	841
Separate accounts	925	892
Total liabilities	20,671	19,170

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2023 and 2022—500 million shares; issued: 2023 and 2022—198.3 million shares)	397	397
Paid-in capital	1,437	1,392
Retained earnings	13,084	11,711
Accumulated other comprehensive income	(435)	(614)
Treasury stock at cost (2023—41.3 million shares and 2022—41.2 million shares)	(2,385)	(2,324)
Total shareholders' equity	$12,098	$10,562
Total liabilities and shareholders' equity	$32,769	$29,732

                                             CINF 4Q23 Release 13

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Revenues
Earned premiums	$2,064	$1,875	$7,958	$7,225
Investment income, net of expenses	239	208	894	781
Investment gains and losses, net	1,043	1,027	1,127	(1,467)
Fee revenues	5	2	21	14
Other revenues	5	3	13	10
Total revenues	3,356	3,115	10,013	6,563

Benefits and Expenses
Insurance losses and contract holders’ benefits	1,204	1,247	5,274	5,019
Underwriting, acquisition and insurance expenses	640	558	2,384	2,162
Interest expense	14	13	54	53
Other operating expenses	8	10	25	23
Total benefits and expenses	1,866	1,828	7,737	7,257

Income (Loss) Before Income Taxes	1,490	1,287	2,276	(694)

Provision (Benefit) for Income Taxes
Current	86	58	210	148
Deferred	221	216	223	(355)
Total (benefit) provision for income taxes	307	274	433	(207)

Net Income (Loss)	$1,183	$1,013	$1,843	$(487)

Per Common Share
Net income (loss)—basic	$7.54	$6.45	$11.74	$(3.06)
Net income (loss)—diluted	7.50	6.41	11.66	(3.06)

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in
                                             CINF 4Q23 Release 14

market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 4Q23 Release 15

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Net income (loss)	$1,183	$1,013	$1,843	$(487)
Less:
Investment gains and losses, net	1,043	1,027	1,127	(1,467)
Income tax on investment gains and losses	(219)	(216)	(236)	308
Investment gains and losses, after-tax	824	811	891	(1,159)
Non-GAAP operating income	$359	$202	$952	$672

Diluted per share data:
Net income (loss)	$7.50	$6.41	$11.66	$(3.06)
Less:
Investment gains and losses, net	6.61	6.49	7.13	(9.24)
Income tax on investment gains and losses	(1.39)	(1.36)	(1.50)	1.94
Investment gains and losses, after-tax	5.22	5.13	5.63	(7.30)
Non-GAAP operating income	$2.28	$1.28	$6.03	$4.24

Life Insurance Reconciliation

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Net income of life insurance subsidiary	$10	$14	$75	$65
Investment gains and losses, net	(8)	(1)	(9)	(2)
Income tax on investment gains and losses	(2)	—	(2)	—
Non-GAAP operating income	16	15	82	67

Investment income, net of expenses	(47)	(44)	(184)	(171)
Investment income credited to contract holders	30	27	121	109
Income tax excluding tax on investment gains and losses, net	4	8	22	22
Life insurance segment profit	$3	$6	$41	$27

                                             CINF 4Q23 Release 16

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended December 31, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$1,920	$1,060	$579	$150	$131
Unearned premiums change	64	20	(19)	(2)	65
Earned premiums	$1,984	$1,080	$560	$148	$196

Underwriting profit	$252	$85	$88	$16	$63

(Dollars in millions)	Twelve months ended December 31, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$8,046	$4,336	$2,302	$570	$838
Unearned premiums change	(401)	(72)	(258)	(28)	(43)
Earned premiums	$7,645	$4,264	$2,044	$542	$795

Underwriting profit (loss)	$401	$168	$(4)	$54	$183

(Dollars in millions)	Three months ended December 31, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$1,694	$1,007	$445	$122	$120
Unearned premiums change	106	33	(2)	2	73
Earned premiums	$1,800	$1,040	$443	$124	$193

Underwriting profit	$93	$13	$20	$4	$56

(Dollars in millions)	Twelve months ended December 31, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$7,307	$4,159	$1,831	$502	$815
Unearned premiums change	(383)	(135)	(142)	(17)	(89)
Earned premiums	$6,924	$4,024	$1,689	$485	$726

Underwriting profit	$140	$38	$18	$48	$36

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.
*Included in Other are the results of Cincinnati Re and Cincinnati Global.
                                             CINF 4Q23 Release 17

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Book value change per share
Book value as originally reported December 31, 2022				$67.01
Cumulative effect of change in accounting for long-duration insurance contracts, net of tax				0.20
Book value as adjusted December 31, 2022				$67.21

Value creation ratio:
End of period book value*	$77.06	$67.01	$77.06	$67.01
Less beginning of period book value	67.72	60.01	67.01	81.72
Change in book value	9.34	7.00	10.05	(14.71)
Dividend declared to shareholders	0.75	0.69	3.00	2.76
Total value creation	$10.09	$7.69	$13.05	$(11.95)

Value creation ratio from change in book value**	13.8%	11.7%	15.0%	(18.0)%
Value creation ratio from dividends declared to shareholders***	1.1	1.1	4.5	3.4
Value creation ratio	14.9%	12.8%	19.5%	(14.6)%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 4Q23 Release 18